Exhibit 99.1

Power Integrations Reports Fourth-Quarter and Full-Year 2013 Financial Results

Quarterly revenues increased 14 percent year-over-year to $90.4 million; non-GAAP earnings per diluted share grew 40% year-over-year to $0.66; GAAP earnings were $0.52 per diluted share

Full-year revenues grew 14 percent to $347.1 million; company generated $98.7 million in cash flow from operations during the year

SAN JOSE, Calif.--(BUSINESS WIRE)--February 3, 2014--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter and year ended December 31, 2013. Net revenues for the quarter were $90.4 million, one percent lower than the prior quarter and up 14 percent from the fourth quarter of 2012. GAAP net income for the quarter was $16.0 million or $0.52 per diluted share, compared with $0.54 per diluted share in the prior quarter and $0.33 per diluted share in the fourth quarter of 2012. GAAP gross margin for the fourth quarter was 53.5 percent; operating margin was 16.7 percent.

In addition to its GAAP results, the company provided non-GAAP financial measures that exclude stock-based compensation expenses, gains and expenses related to acquisitions and strategic investments, non-cash interest income, the tax effects of these items, and a one-time tax-related charge incurred in 2012. Non-GAAP net income for the fourth quarter of 2013 was $20.4 million or $0.66 per diluted share, compared with $0.71 per diluted share in the prior quarter and $0.47 per diluted share in the fourth quarter of 2012. Non-GAAP gross margin for the fourth quarter was 54.5 percent; non-GAAP operating margin was 23.5 percent.

For the full year, the company reported record revenues of $347.1 million, an increase of 14 percent compared with 2012. Non-GAAP net income for the year was $2.46 per diluted share, compared with $1.80 per diluted share in the prior year. Full-year GAAP net income was $1.88 per diluted share, compared with a net loss of $1.20 per share in 2012.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “2013 was a great year for Power Integrations, with double-digit sales growth, a 37-percent increase in non-GAAP EPS, and nearly $100 million in cash flow from operations. We ended the year with a strong quarter, and believe we’re well-positioned for 2014 and beyond. Energy efficiency continues to be a major factor in the electronics, appliance and industrial markets, and our addressable market is expanding thanks to strong growth in areas like LED lighting, renewable energy and rapid charging for mobile devices.”

Additional Highlights

  Cash flow from operations in the fourth quarter and full year were $23.5 million and $98.7 million, respectively; cash and investments increased by $106.9 million during the year to a total of $202.1 million.
  The company paid a dividend of $0.08 per share on December 31, 2013. A dividend of $0.10 per share is to be paid on March 31, 2014, to stockholders of record as of February 28.
  Power Integrations received 23 U.S. patents and 18 non-U.S. patents during the quarter and had a total of 609 U.S. patents and 492 non-U.S. patents as of December 31, 2013.

Financial Outlook

The company issued the following forecast for the first quarter of 2014:

  First-quarter revenues are expected to be between $86 million and $92 million.
  Gross margins are expected to be similar to fourth-quarter levels.
  Non-GAAP operating expenses are expected to be approximately $29 million. (Excludes from GAAP operating expenses approximately $4 million of stock-based compensation expenses and $1 million of amortization expense for acquisition-related intangible assets.) GAAP operating expenses are expected to be approximately $34 million.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. Pacific time. Members of the investment community can join the call by dialing 1-877-201-0168 from within the United States or 1-647-788-4901 from outside the U.S. The call will be available via a live and archived webcast on the investor section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc. is a Silicon Valley-based supplier of high-performance electronic components used in high-voltage power-conversion systems. The company’s integrated circuits and diodes enable compact, energy-efficient AC-DC power supplies for a vast range of electronic products including mobile devices, TVs, PCs, appliances, smart utility meters and LED lights. CONCEPT IGBT drivers enhance the efficiency, reliability and cost of high-power applications such as industrial motor drives, solar and wind energy systems, electric vehicles and high-voltage DC transmission. Since its introduction in 1998, Power Integrations’ EcoSmart® energy-efficiency technology has prevented billions of dollars’ worth of energy waste and millions of tons of carbon emissions. Reflecting the environmental benefits of the company’s products, Power Integrations’ stock is included in the NASDAQ® Clean Edge® Green Energy Index, The Cleantech Index®, and the Ardour Global IndexSM. For more information, including design-support tools and resources, please visit www.powerint.com; visit Power Integrations’ Green Room for a comprehensive guide to energy-efficiency standards around the world.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under Accounting Standard Codification 718-10, acquisition-related expenses, amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory, certain charges and gains associated with strategic investments, non-cash interest income, the tax effects of the above items, and a one-time tax-related charge incurred in the second quarter of 2012. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company’s projected first-quarter 2014 financial performance and the statement that Power Integrations believes it is well-positioned for 2014 and beyond are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; unfavorable fluctuations in component costs resulting from changes in commodity prices and/or the exchange rate between the U.S. dollar and the Japanese yen; and the challenges inherent in integrating and forecasting the performance of acquired businesses. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (SEC) on November 1, 2013. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations, EcoSmart and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per-share amounts)

	Three Months Ended			Twelve Months Ended
	December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
NET REVENUES	$90,412	$91,715	$79,170	$347,089	$305,370

COST OF REVENUES	42,021	42,941	39,767	163,853	154,868

GROSS PROFIT	48,391	48,774	39,403	183,236	150,502

OPERATING EXPENSES:
Research and development	12,909	12,984	11,575	51,654	45,709
Sales and marketing	10,951	10,091	9,232	40,943	34,968
General and administrative	8,266	7,984	8,109	32,050	29,312
Amortization of acquisition-related intangible assets	1,158	1,121	1,122	4,523	3,030
Charge (gain) related to SemiSouth	-	-	(100)	-	25,200
Acquisition expenses	-	-	-	-	931
Total operating expenses	33,284	32,180	29,938	129,170	139,150

INCOME FROM OPERATIONS	15,107	16,594	9,465	54,066	11,352

Non-cash interest income	-	-	-	-	1,445
Cost of acquisition-related currency option	-	-	-	-	(635)
Gain (charge) related to SemiSouth	-	-	192	497	(33,745)
Other income (expense), net	497	82	(36)	864	801

INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME TAXES	15,604	16,676	9,621	55,427	(20,782)

PROVISION (BENEFIT) FOR INCOME TAXES	(433)	22	(96)	(1,839)	13,622

NET INCOME (LOSS)	$16,037	$16,654	$9,717	$57,266	$(34,404)

EARNINGS (LOSS) PER SHARE:
Basic	$0.54	$0.56	$0.34	$1.95	$(1.20)
Diluted	$0.52	$0.54	$0.33	$1.88	$(1.20)

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,974	29,762	28,785	29,421	28,636
Diluted	30,924	30,652	29,436	30,420	28,636

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$250	$296	$286	$1,074	$1,058
Research and development	1,515	1,485	1,349	5,746	5,503
Sales and marketing	1,054	964	884	3,642	3,317
General and administrative	1,511	1,446	1,185	6,023	4,346
Total stock-based compensation expense	$4,330	$4,191	$3,704	$16,485	$14,224

Cost of revenues includes:
Amortization of write-up of acquired inventory	$-	$-	$1,459	$-	$4,272
Amortization of acquisition-related intangible assets	$645	$645	$645	$2,580	$1,834

Operating expenses include:
Patent-litigation expenses	$1,772	$1,667	$2,099	$5,645	$6,689

REVENUE MIX BY END MARKET
Communications	21%	21%	24%	21%	24%
Computer	11%	10%	12%	10%	12%
Consumer	34%	34%	33%	35%	36%
Industrial	34%	35%	31%	34%	28%

POWER INTEGRATIONS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
(in thousands, except per-share amounts)

		Three Months Ended			Twelve Months Ended
		December 31, 2013	September 30, 2013	December 31, 2012	December 31, 2013	December 31, 2012
	RECONCILIATION OF GROSS PROFIT
	GAAP gross profit	$48,391	$48,774	$39,403	$183,236	$150,502
	GAAP gross profit margin	53.5%	53.2%	49.8%	52.8%	49.3%

	Stock-based compensation included in cost of revenues	250	296	286	1,074	1,058
	Amortization of write-up of acquired inventory	-	-	1,459	-	4,272
	Amortization of acquisition-related intangible assets	645	645	645	2,580	1,834

	Non-GAAP gross profit	$49,286	$49,715	$41,793	$186,890	$157,666
	Non-GAAP gross profit margin	54.5%	54.2%	52.8%	53.8%	51.6%

	RECONCILIATION OF OPERATING EXPENSES
	GAAP operating expenses	$33,284	$32,180	$29,938	$129,170	$139,150

Less:	Stock-based compensation expense included in operating expenses
	Research and development	1,515	1,485	1,349	5,746	5,503
	Sales and marketing	1,054	964	884	3,642	3,317
	General and administrative	1,511	1,446	1,185	6,023	4,346
	Total	4,080	3,895	3,418	15,411	13,166

	Acquisition expenses	-	-	-	-	931

	Amortization of acquisition-related intangible assets	1,158	1,121	1,122	4,523	3,030

	Charge (gain) related to SemiSouth	-	-	(100)	-	25,200

	Non-GAAP operating expenses	$28,046	$27,164	$25,498	$109,236	$96,823

	RECONCILIATION OF INCOME FROM OPERATIONS
		$15,107	$16,594	$9,465	$54,066	$11,352
	GAAP operating margin	16.7%	18.1%	12.0%	15.6%	3.7%

Add:	Total stock-based compensation	4,330	4,191	3,704	16,485	14,224
	Amortization of write-up of acquired inventory	-	-	1,459	-	4,272
	Amortization of acquisition-related intangible assets	1,803	1,766	1,767	7,103	4,864
	Charge (gain) related to SemiSouth	-	-	(100)	-	25,200
	Acquisition expenses	-	-	-	-	931

	Non-GAAP income from operations	$21,240	$22,551	$16,295	$77,654	$60,843
	Non-GAAP operating margin	23.5%	24.6%	20.6%	22.4%	19.9%

	RECONCILIATION OF PROVISION FOR INCOME TAXES
	GAAP provision (benefit) for income taxes	$(433)	$22	$(96)	$(1,839)	$13,622
	GAAP effective tax rate	-2.8%	0.1%	-1.0%	-3.3%	-65.5%

	One-time charge associated with tax settlement	-	-	-	-	15,749
	Tax effect of other adjustments to GAAP results	(1,751)	(776)	(2,634)	(5,624)	(10,216)

	Non-GAAP provision for income taxes	$1,318	$798	$2,538	$3,785	$8,089
	Non-GAAP effective tax rate	6.1%	3.5%	15.6%	4.8%	13.1%

	RECONCILIATION OF NET INCOME (LOSS) PER SHARE (DILUTED)
	GAAP net income (loss)	$16,037	$16,654	$9,717	$57,266	$(34,404)

	Adjustments to GAAP net income (loss)
	Stock-based compensation	4,330	4,191	3,704	16,485	14,224
	Amortization of write-up of acquired inventory	-	-	1,459	-	4,272
	Amortization of acquisition-related intangible assets	1,803	1,766	1,767	7,103	4,864
	Acquisition expenses	-	-	-	-	931
	Non-cash interest income	-	-	-	-	(1,445)
	Cost of acquisition-related currency option	-	-	-	-	635
	One-time charge associated with tax settlement	-	-	-	-	15,749
	Charge (gain) related to SemiSouth	-	-	(292)	(497)	58,945
	Tax effect of items excluded from non-GAAP results	(1,751)	(776)	(2,634)	(5,624)	(10,216)

	Non-GAAP net income	$20,419	$21,835	$13,721	$74,733	$53,555

	Average shares outstanding for calculation
	of non-GAAP income per share (diluted)	30,924	30,652	29,436	30,420	29,676

	Non-GAAP net income per share (diluted)	$0.66	$0.71	$0.47	$2.46	$1.80

	GAAP income (loss) per share	$0.52	$0.54	$0.33	$1.88	$(1.20)

POWER INTEGRATIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31, 2013	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$92,928	$78,118	$63,394
Short-term marketable securities	109,179	102,051	31,766
Accounts receivable	12,389	15,101	7,326
Inventories	42,235	40,212	44,625
Deferred tax assets	2,059	344	352
Prepaid expenses and other current assets	18,632	15,557	17,401
Total current assets	277,422	251,383	164,864

PROPERTY AND EQUIPMENT, net	90,141	90,217	89,724
INTANGIBLE ASSETS, net	40,334	42,212	47,738
GOODWILL	80,599	80,599	80,599
DEFERRED TAX ASSETS	9,449	15,263	11,532
OTHER ASSETS	3,476	3,965	4,673
Total assets	$501,421	$483,639	$399,130

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$20,772	$20,267	$16,452
Accrued payroll and related expenses	8,900	8,157	6,720
Taxes payable	2,266	2,128	1,213
Deferred taxes	943	885	1,193
Deferred income on sales to distributors	15,727	16,861	11,550
Other accrued liabilities	1,810	2,661	3,439
Total current liabilities	50,418	50,959	40,567

LONG-TERM LIABILITIES
Income taxes payable	6,885	8,916	7,937
Deferred taxes	5,273	7,404	8,179
Other liabilities	2,159	1,456	1,398
Total liabilities	64,735	68,735	58,081

STOCKHOLDERS' EQUITY:
Common stock	30	30	28
Additional paid-in capital	223,660	215,404	175,668
Accumulated other comprehensive loss	(470)	(358)	(293)
Retained earnings	213,466	199,828	165,646
Total stockholders' equity	436,686	414,904	341,049
Total liabilities and stockholders' equity	$501,421	$483,639	$399,130

POWER INTEGRATIONS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended			Twelve Months Ended
	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$16,037	$16,654	$9,717	$57,266	$(34,404)
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation	4,026	4,094	3,830	16,088	15,256
Amortization of intangible assets	1,878	1,842	1,842	7,404	5,164
Gain on disposal of property and equipment	(148)	-	-	(131)	(1)
Charge (gain) related to SemiSouth	-	-	(292)	(497)	58,945
Stock-based compensation expense	4,330	4,191	3,704	16,485	14,224
Amortization of premium on marketable securities	317	221	112	789	850
Non-cash interest income	-	-	-		(1,445)
Deferred income taxes	2,025	(2,418)	(2,072)	(2,781)	2,017
Increase (decrease) in accounts receivable allowances	-	26	(45)	(127)	(24)
Excess tax benefit from stock options exercised	(734)	-	(144)	(734)	(704)
Tax benefit associated with employee stock plans	1,284	-	(110)	1,284	1,303
Change in operating assets and liabilities:
Accounts receivable	2,712	646	3,824	(4,936)	5,313
Inventories	(1,984)	2,938	2,281	2,375	18,026
Prepaid expenses and other assets	(3,118)	(3,603)	327	(1,523)	(11,008)
Accounts payable	(485)	(505)	(2,771)	2,467	2,071
Taxes payable and other accrued liabilities	(1,543)	3,088	2,226	1,065	(26,029)
Deferred income on sales to distributors	(1,134)	1,827	(278)	4,177	2,276
Net cash provided by operating activities	23,463	29,001	22,151	98,671	51,830

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(2,710)	(4,358)	(4,177)	(13,960)	(16,358)
Proceeds from sale of property and equipment	-	-	-	36	2
Proceeds from sale of SemiSouth related assets	-	-	-	959	-
Acquisition	-	-	-	-	(115,720)
Increase in financing lease receivables	-	-	-	-	(420)
Collections of financing lease and other receivables	433	-	-	433	527
Loan to SemiSouth	-	-	-	-	(18,000)
Payment of guarantee of SemiSouth debt	-	-	(15,200)	-	(15,200)
Purchases of marketable securities	(13,211)	(51,048)	-	(109,482)	-
Proceeds from maturities of marketable securities	5,900	8,600	3,675	31,350	40,463
Net cash used in investing activities	(9,588)	(46,806)	(15,702)	(90,664)	(124,706)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	2,601	12,889	3,975	30,239	21,952
Repurchase of common stock	-	-	(20,467)	-	(20,467)
Payments of dividends to stockholders	(2,400)	(2,392)	(1,454)	(9,446)	(5,755)
Excess tax benefit from stock options exercised	734	-	144	734	704
Net cash provided by (used in) financing activities	935	10,497	(17,802)	21,527	(3,566)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,810	(7,308)	(11,353)	29,534	(76,442)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	78,118	85,426	74,747	63,394	139,836

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$92,928	$78,118	$63,394	$92,928	$63,394

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@powerint.com